Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) dated this 30th day of September, 2020, by and among Bespoke Extracts, Inc., a Nevada corporation (the “Company”) and Danil Pollack (the “Executive”).

WHEREAS, the Company and Executive are party to an employment agreement, dated April 22, 2020 (the “Employment Agreement”);

WHEREAS, the Company and Executive desire to amend the Employment Agreement as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1.             The following is hereby added to the end of Section 3(a) of the Employment Agreement:

Effective commencing September 1, 2020, the Company shall pay Executive an annual salary of $48,000. The Company may in its sole discretion at any time pay additional compensation to Executive as a bonus.

2.             Except as modified herein, the terms of the Employment Agreement shall remain in full force and effect.

3.             This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BESPOKE EXTRACTS, INC.

By:	/s/ Danil Pollack
Name: Danil Pollack
Title: Chief Executive Officer

By:	/s/Danil Pollack
Danil Pollack